Exhibit 32.1
Herborium Group, Inc.
Certification Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of Herborium Group, Inc. (the Company) on Form 10-KSB for the period ended November 30, 2006 as filed with the SEC on the date hereof (the Report), I, Agnes Olszewski, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Herborium Group, Inc. and will be retained by Herborium Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 29, 2007

/s/ Dr. Agnes P. Olszewski
Dr. Agnes P. Olszewski
Chief Executive Officer (Principal Executive Officer) and
Chief Financial Officer (Principal Accounting Officer)